Exhibit 99.1

Hughes Communications, Inc. Announces First Quarter 2007 Results

Hughes Communications, Inc. First Quarter 2007 Revenues Increase 13% over First Quarter 2006 to a

Record $223 million;

Hughes Network Systems, LLC EBITDA Increases 54% to $25 million, Adjusted EBITDA Increases 48%

to $26 million, Order Bookings Increase 84% to $277 million.

Germantown, Md., May 10, 2007—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the first quarter ended March 31, 2007. Hughes’ consolidated operations are classified into three reportable segments; VSAT, Telecom Systems, and Other. The VSAT and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary. The Other segment includes the financial results of Hughes Corporate, Electronic System Products, Inc., and investments in the other companies that were contributed from SkyTerra Communications, Inc. (“SkyTerra”), Hughes’ predecessor, prior to the Skyterra/Hughes spin-off in February 2006.

Hughes Network Systems, LLC (HNS)

“HNS had strong all-round financial performance in the first quarter of 2007, setting new records for revenue, operating income, EBITDA and orders,” said Pradman Kaul, president and chief executive officer. “Revenues increased by 13% over the first quarter of 2006 to $223 million, operating income by a healthy 45% to $13 million, EBITDA by 54% to $25 million and Adjusted EBITDA by 48% to $26 million. HNS also recorded net income of $4 million in the first quarter of 2007, compared to breaking even in the first quarter of 2006.”

“Once again, the major contributors to revenue growth were our consumer/SMB and mobile satellite businesses,” said Kaul. “Over 41,000 new subscribers were activated in the first quarter of 2007, resulting in the consumer/SMB subscriber base growing to 346,000 at March 31, 2007 for a growth of 19% over the subscriber base at March 31, 2006, and a sequential growth of 6% over the subscriber base at December 31, 2006. Revenue in the consumer/SMB business grew by 16% over first quarter 2006 to $81 million. Revenue from our mobile satellite business showed strong growth of 117% to $26 million in the first quarter of 2007 over first quarter 2006. Our North American and International enterprise businesses continued their steady revenue contribution with growth of 3% over first quarter of 2006.”

Kaul continued, “We booked orders of $277 million in the first quarter of 2007 for a strong 84% growth over the first quarter of 2006. Our North America enterprise business obtained significant orders from CVS, Safeway, The Texas Department of Safety, GTECH, A.G. Edwards, Yum Brands, Concord, Dollar Tree, and Destin Media. In our International enterprise business, we were awarded significant orders by BP, GM, Micro Tech, Indian Space Research Organization, Amazon State Education Department, and Telefonica Brazil. In our Mobile Satellite business, we obtained significant orders from Terrestar.”

Set forth below is a table highlighting certain of HNS’ results for the three months ended March 31, 2007 and March 31, 2006:

Exhibit 99.1

Hughes Network Systems, LLC
	Three Months Ended March 31,
(Dollars in thousands)	2007	2006
Revenue
VSAT	$195,061	$181,307
Telecom Systems	27,670	15,485
Total	$222,731	$196,792

Operating income
VSAT	$9,459	$7,237
Telecom Systems	3,541	1,751
Total	$13,000	$8,988

Net income	$4,308	$194

EBITDA*	$24,887	$16,203

Adjusted EBITDA*	$26,144	$17,717

New Orders	$277,209	$150,564

*	For the definitions of EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Selected Highlights

•

HNS announced that it is a member of Qwest Communications International Inc.’s winning team for a recently announced U.S. General Services Administration’s (GSA) Networx Universal contract. Hughes will provide satellite broadband network equipment and services as a subcontractor in support of federal mission-critical telecommunications requirements. The entire Networx program, to include the smaller Networx Enterprise contracts, is estimated at $68 billion over the life of the 10-year contracts, and will provide voice, IP, wireless, and satellite services to 135 federal agencies across 191 countries.

•

HNS announced that its latest generation Hughes 9250 mobile satellite terminal has been approved to operate over Inmarsat’s Broadband Global Area Network (BGAN). The Hughes 9250 is designed to deliver high-speed transmit and receive rates of over 460Kbps while on the move within Inmarsat’s global BGAN satellite coverage area.

•

HNS announced the signing of a contract with TerreStar Networks Inc. (TerreStar), a majority owned subsidiary of Motient Corporation, under which HNS will design, develop, and manufacture a turnkey satellite base station subsystem (S-BSS) and satellite air interface protocol. The S-BSS will interface with the integrated satellite ground based beam forming (GBBF) subsystem, which is also being developed by Hughes under a separate contract, and will be a key component of the satellite network portion of TerreStar’s integrated satellite and terrestrial network.

•	Received multiple orders from the Indian Space Research Organization for the Edusat distance learning project for four new state networks and expansion of two existing state networks.

•	Signed a 3 year agreement with a leading UK-headquartered petroleum company to provide managed network services at over 4,000 gas stations in Germany, Luxembourg, Switzerland, Austria, and UK.

•	Won a competitive bid to provide satellite-based distance learning service to over 200 schools in the state of Amazonas, Brazil.

Exhibit 99.1

Hughes Communications, Inc. (Hughes)

Certain financial information for Hughes for the three months ended March 31, 2007 and March 31, 2006 is shown below.

Hughes Communications, Inc.
	Three Months Ended March 31,
(Dollars in thousands)	2007	2006
Revenue
VSAT	$195,061	$181,307
Telecom Systems	27,670	15,485
Other	151	82
Total	$222,882	$196,874

Operating income (loss)
VSAT	$9,459	$7,237
Telecom Systems	3,541	1,751
Other	(1,444)	(2,229)
Total	$11,556	$6,759

Net income (loss)	$2,940	$(55,544)

EBITDA*	$23,363	$12,821

*	For the definition of EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

The net loss for the three months ended March 31, 2006 includes a tax charge of approximately $51.3 million primarily related to the SkyTerra/Hughes spin-off. As Hughes is the accounting successor to SkyTerra, the taxes associated with the separation are included in Hughes’ results for the quarter ended March 31, 2006 and a portion of the deferred tax assets were utilized to satisfy the tax expense resulting from the taxable gain. Accordingly, Hughes does not expect this expense to have an impact on its cash from operations.

To summarize, Kaul said, “We are very pleased with our financial performance in the first quarter of 2007. In addition to the robust revenue and profitability growth recorded in the first quarter, our strong order bookings in the first quarter have positioned us well for revenue growth. SPACEWAY™ 3 is on track for a launch in August 2007, and we expect to start HughesNet™ commercial service using SPACEWAY 3 approximately six months after the launch. We expect that SPACEWAY 3 will substantially reduce our costs and open up new revenue opportunities going forward in the enterprise and consumer/SMB markets.”

Commenting on the financial performance, Grant Barber, executive vice president and chief financial officer said, “Our revenue and profitability showed strong growth in all operating segments in the first quarter of 2007 over the same period in 2006, and is reflected in the earnings per share for Hughes of $0.15 on a fully diluted basis compared to a loss in the same quarter in 2006. Hughes ended the first quarter of 2007 with consolidated cash and marketable securities of $258 million.”

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between HNS’ net income as determined under United States of America generally accepted accounting principles (GAAP), EBITDA and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months Ended March 31,
(Dollars in thousands)	2007	2006

Net income	$4,308	$194
Add:
Interest expense	11,438	9,394
Income tax expense	520	487
Depreciation and amortization	11,543	7,129
Less:
Interest income	(2,922)	(1,001)

EBITDA	$24,887	$16,203

Add:
HughesNet branding costs	-	552
Restructuring charge	1,177	-
Benefits/insurance programs sponsored by DIRECTV	-	653
Equity incentive plan compensation	80	59
Management fee to Hughes Communications, Inc.	-	250

Adjusted EBITDA	$26,144	$17,717

The following table reconciles the differences between Hughes’ net income as determined under GAAP and EBITDA:

Hughes Communications, Inc.
	Three Months Ended March 31,
(Dollars in thousands)	2007	2006

Net income (loss)	$2,940	$(55,544)
Add:
Interest expense	11,438	11,101
Income tax expense	520	51,321
Depreciation and amortization	11,543	7,129
Less:
Interest income	(3,078)	(1,186)

EBITDA	$23,363	$12,821

The financial statements of Hughes and HNS for the three months ended March 31, 2007 and March 31, 2006 are attached to this press release.

Note:

EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9 1/2% Senior Notes due 2014. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. EBITDA and Adjusted EBITDA are not recognized terms under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations, as these terms

Exhibit 99.1

are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are presented herein because HNS and Hughes use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants under the senior note indenture and HNS’ credit agreements.

About Hughes Communications, Inc.

Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than 1.2 million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to launch and deploy SPACEWAY 3. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 26, 2007 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, IPoS, and SPACEWAY are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information	Attachments

Investor Relations Contact: Deepak V. Dutt,	Hughes Communications, Inc.
Vice President, Treasurer and Investor Relations Officer	Condensed Consolidated Balance Sheets
Email: ddutt@hns.com	Condensed Consolidated Statements of Operations
Phone: 301-428-7010	Condensed Consolidated Statements of Cash Flows

Media Contact: Judy Blake,	Hughes Network Systems, LLC
Director, Marketing Communications	Condensed Consolidated Balance Sheets
Email: jblake@hns.com	Condensed Consolidated Statements of Operations
Phone: 301-601-7330	Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$164,189	$106,933
Marketable securities	94,160	107,320
Receivables, net	184,193	180,955
Inventories	63,460	61,280
Prepaid expenses and other	41,621	39,947

Total current assets	547,623	496,435

Property, net	368,954	312,497
Capitalized software costs, net	42,522	41,159
Intangible assets, net	29,127	30,663
Other assets	61,557	50,890

Total assets	$1,049,783	$931,644

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$54,768	$59,391
Short-term borrowings and current portion of long-term debt	23,699	27,210
Accrued liabilities	127,169	124,586
Due to affiliates	10,774	13,119

Total current liabilities	216,410	224,306

Long-term debt	581,528	469,190
Other long-term liabilities	28,478	18,079

Total liabilities	826,416	711,575

Commitments and contingencies
Minority interests	4,397	4,680

Stockholders’ Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding at March 31, 2007 and December 31, 2006	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized; 19,132,722 shares and 19,000,622 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	19	19
Additional paid in capital	627,944	626,927
Accumulated deficit	(407,468)	(410,408)
Accumulated other comprehensive loss	(1,525)	(1,149)

Total stockholders’ equity	218,970	215,389

Total liabilities and stockholders’ equity	$1,049,783	$931,644

HUGHES COMMUNICATIONS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Services	$119,774	$105,316
Hardware sales	103,108	91,558

Total revenues	222,882	196,874

Operating costs and expenses:
Cost of services	80,234	72,469
Cost of hardware products sold	87,166	73,672
Selling, general and administrative	38,266	34,970
Research and development	4,124	7,937
Amortization of intangibles	1,536	1,067

Total operating costs and expenses	211,326	190,115

Operating income	11,556	6,759
Other income (expense):
Interest expense	(11,438)	(11,101)
Interest income	3,078	1,186
Other income, net	101	-

Income (loss) before income taxes expense; minority interests in net losses of subsidiaries; equity in losses of unconsolidated affiliates; and discontinued operations	3,297	(3,156)
Income tax expense	(520)	(51,321)
Minority interests in net losses of subsidiaries	283	370
Equity in losses of unconsolidated affiliates	(120)	(1,635)

Income (loss) from continuing operations	2,940	(55,742)

Discontinued operations:
Loss from discontinued operations	-	(42)
Gain on sale of discontinued operations	-	240

Net income (loss)	2,940	(55,544)
Cumulative dividends and accretion of convertible preferred stock to liquidation value	-	(1,454)

Net income (loss) attributable to common stockholders	$2,940	$(56,998)

Basic net earnings (loss) per common share:
Continuing operations	$0.16	$(5.65)
Discontinued operations	-	0.02

Basic net earnings (loss) per common share	$0.16	$(5.63)

Diluted net earnings (loss) per common share:
Continuing operations	$0.15	$(5.65)
Discontinued operations	-	0.02

Diluted net earnings (loss) per common share	$0.15	$(5.63)

Basic weighted average common shares outstanding	18,843,122	10,121,622

Diluted weighted average common shares outstanding	19,212,462	10,121,622

HUGHES COMMUNICATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$2,940	$(55,544)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Loss on discontinued operations	-	42
Depreciation and amortization	11,467	7,493
Equity plan compensation expense	1,017	1,043
Minority interests	(283)	(301)
Equity in losses from unconsolidated affiliates	120	1,653
Gain on disposal of assets	(191)	(240)
Deferred income taxes	(59)	50,334
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	(2,469)	23,528
Inventories	(1,996)	929
Prepaid expenses and other	(641)	3,760
Accounts payable	(4,470)	(11,007)
Accrued liabilities and other	(3,051)	(36,595)

Net cash provided by (used in) continuing operations	2,384	(14,905)
Net cash used in discontinued operations	-	(9)

Net cash provided by (used in) operating activities	2,384	(14,914)

Cash flows from investing activities:
Change in restricted cash	508	-
Sale of marketable investments, net	13,258	985
Expenditures for property	(62,245)	(11,354)
Expenditures for capitalized software	(3,288)	(4,562)
Proceeds from sale of property	313	59
Acquisitions/divestitures, net of cash received	-	12,915
Other, net	-	(67)

Net cash used in investing activities	(51,454)	(2,024)

Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	303	(934)
Debt borrowings from Apollo	-	100,000
Debt repayments to Apollo	-	(100,000)
Proceeds from rights offering	-	100,000
Distribution to SkyTerra	-	(8,542)
Payment of dividends on preferred stock	-	(1,394)
Proceeds from exercise of stock options and warrants	-	1,300
Long-term debt borrowings	115,296	2,714
Repayment of long-term debt	(6,902)	(8,533)
Debt issuance costs	(1,987)	-

Net cash provided by financing activities	106,710	84,611

Effect of exchange rate changes on cash and cash equivalents	(384)	223

Net increase in cash and cash equivalents	57,256	67,896
Cash and cash equivalents at beginning of the period	106,933	21,964

Cash and cash equivalents at end of the period	$164,189	$89,860

Supplemental cash flow information:
Cash paid for interest	$1,168	$9,704
Cash paid for income taxes	$1,565	$1,076
Supplemental disclosure of non-cash financing activities:
Net liability distributed to SkyTerra, net of cash	$-	$48,113

HUGHES NETWORK SYSTEMS

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$157,136	$99,098
Marketable securities	89,488	103,466
Receivables, net	183,910	180,694
Inventories	63,460	61,280
Prepaid expenses and other	40,966	39,175

Total current assets	534,960	483,713

Property, net	368,954	312,497
Capitalized software costs, net	42,522	41,159
Intangible assets, net	29,127	30,663
Other assets	47,226	44,358

Total assets	$1,022,789	$912,390

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$53,480	$57,781
Short-term borrowings and current portion of long-term debt	23,699	27,210
Accrued liabilities	126,381	123,576
Due to affiliates	11,251	13,592

Total current liabilities	214,811	222,159

Long-term debt	581,528	469,190
Other long-term liabilities	19,770	18,079

Total liabilities	816,109	709,428

Commitments and contingencies
Minority interests	4,367	4,659

Equity:
Class A membership interests	180,426	180,346
Class B membership interests	-	-
Retained earnings	23,410	19,102
Accumulated other comprehensive loss	(1,523)	(1,145)

Total equity	202,313	198,303

Total liabilities and equity	$1,022,789	$912,390

HUGHES NETWORK SYSTEMS

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Services	$119,623	$105,234
Hardware sales	103,108	91,558

Total revenues	222,731	196,792

Operating costs and expenses:
Cost of services	80,206	72,451
Cost of hardware products sold	87,166	73,672
Selling, general and administrative	36,699	32,677
Research and development	4,124	7,937
Amortization of intangibles	1,536	1,067

Total operating costs and expenses	209,731	187,804

Operating income	13,000	8,988
Other income (expense):
Interest expense	(11,438)	(9,394)
Interest income	2,922	1,001
Other income, net	52	-

Income before income tax expense, minority interests in net losses of subsidiaries and equity in earnings of unconsolidated affiliates	4,536	595

Income tax expense	(520)	(487)

Minority interests in net losses of subsidiaries	292	68

Equity in earnings of unconsolidated affiliates	-	18

Net income	$4,308	$194

HUGHES NETWORK SYSTEMS

Condensed Consolidated Statements Of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$4,308	$194
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	11,467	7,493
Equity plan compensation expense	80	59
Minority interests	(292)	-
Gain on disposal of assets	(191)	-
Change in other operating assets and liabilities, excluding the effect of the HCI Transaction:
Receivables, net	(2,447)	23,711
Inventories	(1,996)	929
Prepaid expenses and other	(1,617)	5,489
Accounts payable	(4,148)	(11,072)
Accrued liabilities and other	(2,746)	(37,980)

Net cash provided by (used in) operating activities	2,418	(11,177)

Cash flows from investing activities:
Change in restricted cash	(281)	-
Sale (purchase) of marketable investments, net	14,795	(2,015)
Expenditures for property	(62,245)	(11,354)
Expenditures for capitalized software	(3,288)	(4,562)
Proceeds from sale of property	313	42
Other, net	-	(68)

Net cash used in investing activities	(50,706)	(17,957)

Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	303	(934)
Long-term debt borrowings	115,296	2,714
Repayment of long-term debt	(6,902)	(8,533)
Debt issuance costs	(1,987)	-

Net cash provided by (used in) financing activities	106,710	(6,753)

Effect of exchange rate changes on cash and cash equivalents	(384)	223

Net increase (decrease) in cash and cash equivalents	58,038	(35,664)
Cash and cash equivalents at beginning of the period	99,098	113,267

Cash and cash equivalents at end of the period	$157,136	$77,603

Supplemental cash flow information:
Cash paid for interest	$1,168	$7,997
Cash paid for income taxes	$1,564	$1,076
Supplemental non-cash disclosure due to acquisition by Hughes Communications, Inc.:
Increase in assets		$51,471
Increase in liabilities		40,118

Increase in net assets		$11,353